UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 9, 2008 (May 7, 2008)
GOLDLEAF FINANCIAL SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-25959	62-1453841

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
350 Technology Parkway, Norcross, Georgia 30071
(Address of Principal Executive Offices)
678-966-0844
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 7, 2008, the Board of Directors of Goldleaf Financial Solutions, Inc. (the “Company”) appointed G. Lynn Boggs to assume the title and functions of the Company’s President, in addition to his role as Chief Executive Officer, and appointed Daniel Owens as the Company’s Chief Accounting Officer.
Mr. Owens, 37, has been Senior Vice President of the Company since December 2007. Prior to joining the Company, he served as Vice President of Finance at InterCept, Inc. from 1999 to 2005 and as Vice President of Finance at ARRIS Group, Inc. from 2005 to 2007. Mr. Owens began his career in public accounting at Ernst & Young LLP. Mr. Owens is a CPA.
Item 8.01. Other Events
Also on May 7, 2008, the Company formally named Norcross, Georgia as the location of its principal executive offices, with an address at 350 Technology Parkway, Norcross, Georgia 30071. The Company’s operations in Brentwood, Tennessee are not affected by this change.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDLEAF FINANCIAL SOLUTIONS, INC.

	By: Name:	/s/ Michael Berman Michael Berman
	Title:	General Counsel and Secretary

Date: May 9, 2008